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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2004

RUSH ENTERPRISES, INC. (Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)
555 IH-35 South, Suite 500, New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)
Registrant's telephone number, including area code: (830) 626-5200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On November 18, 2004, Rush Enterprises, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Credit Suisse First Boston LLC, Morgan Keegan & Company, Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (collectively, the "Underwriters"), with respect to the issue and sale by the Company, and the purchase by the Underwriters, of 7,250,000 shares of the Company's class A common stock, $.01 par value per share, and the sale by W. Marvin Rush (the "Selling Stockholder"), and the purchase by the Underwriters, of 2,750,000 shares of the Company's class A common stock. The Underwriting Agreement grants the Underwriters a 30-day over-allotment option to purchase up to an additional 1,500,000 shares of the Company's common stock. The shares will be issued pursuant to a Registration Statement on Form S-3 (File No. 333-119131) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. Credit Suisse First Boston LLC, one of the Underwriters, acted as financial advisor to the Company in connection with the previously announced acquisition of American Truck Source, Inc.

        On November 19, 2004, the Company issued a press release regarding the pricing of the offering, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired.

    None.

  (b)
  Pro Forma Financial Information.

    None.

  (c)
  Exhibits

  1.1
  Underwriting Agreement
  99.1
  Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.
	By	/s/ Martin A Naegelin, Jr. Martin A Naegelin, Jr. Senior Vice President and Chief Financial Officer
Dated November 19, 2004

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  Item 1.01. Entry into a Material Definitive Agreement
  Item 9.01. Financial Statements and Exhibits
SIGNATURES